CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 30 to Registration Statement No. 811-01737 of Great-West Variable Annuity Account A on Form N-1 of our report dated February 14, 2005, appearing in the Annual Report to Participants for the year ended December 31, 2004. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche, LLP
Deloitte & Touche, LLP


Denver, Colorado
April 26, 2005